UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2022

CHS Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-36079

Minnesota			41-0251095
(State or Other Jurisdiction of Incorporation)			(IRS Employer Identification No.)
5500 Cenex Drive
Inver Grove Heights,		Minnesota	55077
(Address of principal executive offices, including zip code)
	(651)	355-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
8% Cumulative Redeemable Preferred Stock	CHSCP	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 1	CHSCO	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 2	CHSCN	The Nasdaq Stock Market LLC
Class B Reset Rate Cumulative Redeemable Preferred Stock, Series 3	CHSCM	The Nasdaq Stock Market LLC
Class B Cumulative Redeemable Preferred Stock, Series 4	CHSCL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2022, at the Annual Meeting (the "Annual Meeting") of the members of CHS Inc. ("CHS"), each of the following directors was re–elected to the Board of Directors of CHS (the "Board") for a three–year term: Hal Clemensen, Mark Farrell, Alan Holm and Kevin Throener. One new director, Jerrad Stroh, was also elected to the Board for a three–year term at the Annual Meeting. The following directors’ terms of office continued after the Annual Meeting: David Beckman, Clinton J. Blew, Scott Cordes, Jon Erickson, Steve Fritel, David Johnsrud, Tracy Jones, David Kayser, Russell Kehl, Perry Meyer, Daniel Schurr and Cortney Wagner.

Newly–elected director Jerrad Stroh succeeds former director Steve Riegel, who retired from the Board on December 2, 2022, and will represent CHS members in Region 8, which covers the states of Nebraska, Kansas, Colorado, New Mexico, Oklahoma and Texas. Mr. Stroh has been a member of the board of directors of Cooperative Producers, Inc. (Hastings, Nebraska) since 2009 and the secretary of its board of directors since 2012. Mr. Stroh operates a farm near Juniata, Nebraska that raises corn and soybeans. Mr. Stroh holds a Bachelor of Arts degree in Physics from Hastings College and a Bachelor of Science degree in Mechanical Engineering from Washington University in St. Louis. Mr. Stroh has been appointed to the CHS Board’s Audit Committee and to the CHS Foundation Board of Trustees.

For a description of the compensatory plans and arrangements to which Mr. Stroh is a party, or in which he participates, as a result of his election to the Board, please see "Director Compensation" in Item 11, Executive Compensation, of CHS’s Annual Report on Form 10–K for the year ended August 31, 2022, which CHS filed with the U.S. Securities and Exchange Commission on November 2, 2022.

Because CHS directors must be active patrons of CHS, or of an affiliated association, transactions between CHS and its directors are customary and expected. Transactions include the sales of commodities to CHS and the purchases of products and services from CHS, as well as patronage refunds and equity redemptions received from CHS. Since September 1, 2021, the value of those transactions between Mr. Stroh (and his immediate family members, which include any child, stepchild, parent, stepparent, spouse, sibling, mother–in–law, father–in–law, son–in–law, daughter–in–law, brother–in–law or sister–in–law and any person (other than a tenant or employee) sharing his household) and CHS has not exceeded $120,000.

On December 2, 2022, following the Annual Meeting, the Board held its annual re–organizational meeting, at which each of the following Board officers was elected for a one–year term: Daniel Schurr was elected Chair of the Board; Scott Cordes was elected as First Vice Chair of the Board; Russell Kehl was elected as Secretary–Treasurer of the Board; Clinton J. Blew was elected as Second Vice Chair of the Board; and Alan Holm was elected as Assistant Secretary–Treasurer of the Board.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting, the members of CHS approved amendments (the "Amendments") to CHS’s bylaws (the "Bylaws") to establish more flexibility regarding the timing and location of regional meetings at which the election of a Board director occurs to ensure that CHS owners have the opportunity to participate in CHS caucuses and director elections. The Amendments to the Bylaws became effective on December 2, 2022.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Bylaws, as amended by the Amendments, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8–K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 6, 2022, CHS issued a press release announcing the results of the election of directors to the Board and the approval of the Amendments. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8–K and incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8–K, the information set forth in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8–K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information set forth in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8–K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of CHS Inc.
99.1	Press Release dated December 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

Date: December 6, 2022	By:	/s/ Olivia Nelligan
Olivia Nelligan
Executive Vice President, Chief Financial Officer and Chief Strategy Officer